Exhibit 99.1
SUPERVALU Reports First Quarter Fiscal 2017 Results

•	Net earnings from continuing operations of $47 million; Adjusted EBITDA of $222 million for Q1 fiscal 2017

•	Net earnings per share from continuing operations of $0.17; adjusted earnings per share of $0.19

•	Outstanding debt reduced by approximately $40 million in the quarter

MINNEAPOLIS--(BUSINESS WIRE)--July 27, 2016--SUPERVALU INC. (NYSE: SVU) today reported first quarter fiscal 2017 consolidated net sales of $5.20 billion and net earnings from continuing operations of $47 million, or $0.17 per diluted share, which included $6 million in net after-tax charges and costs related to a debt refinancing and debt prepayment, the potential separation of Save-A-Lot, and a sales and use tax refund. When adjusted for these items, first quarter fiscal 2017 net earnings from continuing operations were $53 million, or $0.19 per diluted share.
Net earnings from continuing operations for last year’s first quarter were $63 million, or $0.23 per diluted share, which included $2 million in after-tax costs related to the potential separation of Save-A-Lot. When adjusted for this item, first quarter fiscal 2016 net earnings from continuing operations were $65 million, or $0.23 per diluted share. [See tables 1-4 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

“We’re making great progress in growing our business as evidenced by our recent business announcements regarding our agreement with Marsh Supermarkets and our agreement to acquire 22 Food Lion grocery stores,” said President and CEO Mark Gross.  “We’re also seeing great success in growing our wholesale produce business, and I believe we’ll sell more produce to our wholesale customers this fiscal year than our wholesale business has sold before.”
“It takes time to bring on new business and our first quarter results reflect the sales run rate we experienced coming out of last year’s fourth quarter,” continued Gross.  “We’ve been replacing lost business, and I am confident in our ability to attract new customers and grow our business.”
First Quarter Results - Continuing Operations
First quarter net sales were $5.20 billion compared to $5.41 billion last year, a decrease of $211 million or 3.9 percent. Total net sales within the Wholesale segment decreased 7.6 percent. Retail identical store sales were negative 4.5 percent. Save-A-Lot network identical store sales were negative 1.4 percent. Identical store sales for corporate stores within the Save-A-Lot network were negative 1.0 percent. Fees earned under transition services agreements (“TSAs”) in the first quarter were $58 million compared to $64 million last year.
Gross profit for the first quarter was $779 million, or 15.0 percent of net sales. Last year’s first quarter gross profit was $810 million, or 15.0 percent of net sales. The gross profit rate is flat to last year and includes the impact of lower product margin rates from investments to lower prices to customers, including higher promotional activities, offset by a favorable business segment sales mix from new corporate Save-A-Lot stores.
Selling and administrative expenses in the first quarter were $646 million and included net costs of $1 million, comprised of costs related to the potential separation of Save-A-Lot, offset by a sales and use tax refund. When adjusted for these items, selling and administrative expenses were $645 million, or 12.4 percent of net sales. Selling and administrative expenses in last year’s first quarter were $652 million and included $3 million of costs related to the potential separation of Save-A-Lot. When adjusted for this item, first quarter fiscal 2016 selling and administrative expenses were $649 million, or 12.0 percent of net sales. The increase in the selling and administrative expense rate when compared to last year is primarily due to the deleveraging impact of lower sales and new corporate Save-A-Lot stores.
Net interest expense for the first quarter was $60 million and included $7 million of debt refinancing and debt prepayment charges and costs. When adjusted for these charges and costs, net interest expense was $53 million. Last year's first quarter interest expense was $59 million. The decrease in interest expense was driven by lower average debt balances.
Income tax expense was $27 million, or 36.6 percent of pre-tax earnings, for the first quarter, compared to an income tax expense of $38 million, or 36.9 percent of pre-tax earnings in last year’s first quarter.

Wholesale
First quarter Wholesale net sales were $2.28 billion, compared to $2.46 billion last year, a decrease of 7.6 percent. The net sales decrease is primarily due to lost stores and lower sales to existing customers, partially offset by increased sales to new stores operated by existing customers and new customers.
Wholesale operating earnings in the first quarter were $64 million, or 2.8 percent of net sales. Last year’s Wholesale operating earnings in the first quarter were $77 million, or 3.1 percent of net sales. The decrease in Wholesale operating earnings was driven by lower sales and higher employee-related costs.
Save-A-Lot
First quarter Save-A-Lot net sales were $1.43 billion, compared to $1.41 billion last year, an increase of 1.7 percent. The net sales increase reflects new corporate and licensed stores, partially offset by network identical store sales of negative 1.4 percent.
Save-A-Lot operating earnings in the first quarter were $39 million, or 2.7 percent of net sales. Last year’s Save-A-Lot operating earnings in the first quarter were $51 million, or 3.6 percent of net sales. The decrease in Save-A-Lot operating earnings was driven by higher employee-related costs from new corporate stores, higher occupancy costs and higher depreciation expense driven by new corporate stores, and higher shrink.
Retail
First quarter Retail net sales were $1.43 billion, compared to $1.47 billion last year, a decrease of 2.9 percent. The net sales decrease reflects identical store sales of negative 4.5 percent, partially offset by sales from new stores.
Retail operating earnings in the first quarter were $8 million, or 0.6 percent of net sales. Last year’s Retail operating earnings were $33 million, or 2.2 percent of net sales. The decrease in Retail operating earnings was driven by lower sales and lower product margin rates from investments to lower prices to customers, including higher promotional activities.
Corporate
First quarter fees earned under the TSAs were $58 million compared to $64 million last year.
Net Corporate operating earnings in the first quarter were $22 million and included $3 million of costs related to the potential separation of Save-A-Lot and a $2 million sales and use tax refund. When adjusted for these items, net Corporate operating earnings were $23 million. Last year’s first quarter net Corporate operating loss was $3 million and included $3 million of costs related to the potential separation of Save-A-Lot. When adjusted for this item, last year's net Corporate operating earnings were $0. The improvement in net Corporate operating earnings was primarily driven by lower pension expense and lower employee-related costs.
Cash Flows - Continuing Operations
First quarter net cash flows provided by operating activities of continuing operations were $121 million compared to $111 million last year, reflecting lower benefit plan contributions. First quarter net cash flows used in investing activities of continuing operations were $61 million compared to $70 million last year. First quarter net cash flows used in financing activities of continuing operations were $58 million compared to $19 million last year, reflecting higher payments on debt obligations.
Conference Call
A conference call to review the first quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,342 stores composed of 1,773 stores operated by wholesale customers serviced primarily by the Company’s food distribution business; 1,368 Save-A-Lot stores, of which 896 are operated by licensee owners; and 201 traditional retail grocery stores (store counts as of June 18, 2016). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, impact of exploration of possible separation of Save-A-Lot, reliance on wholesale customers and licensees ability to grow or maintain identical store sales, ability to maintain or increase margins, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s Inc., and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, commodity pricing, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	First Quarter Ended
	June 18, 2016 (16 weeks)		June 20, 2015 (16 weeks)
Net sales	$5,196	100.0%	$5,407	100.0%
Cost of sales	4,417	85.0	4,597	85.0
Gross profit	779	15.0	810	15.0
Selling and administrative expenses(1)	646	12.4	652	12.1
Operating earnings	133	2.6	158	2.9
Interest expense, net(1)	60	1.2	59	1.1
Equity in earnings of unconsolidated affiliates	(1)	—	(2)	—
Earnings from continuing operations before income taxes(1)	74	1.4	101	1.9
Income tax provision	27	0.5	38	0.7
Net earnings from continuing operations(1)	47	0.9	63	1.2
Income from discontinued operations, net of tax	—	—	1	—
Net earnings including noncontrolling interests	47	0.9	64	1.2
Less net earnings attributable to noncontrolling interests	(1)	—	(3)	(0.1)
Net earnings attributable to SUPERVALU INC.	$46	0.9%	$61	1.1%

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.17		$0.23
Discontinued operations	$—		$—
Basic net earnings per share	$0.17		$0.23
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations(1)	$0.17		$0.23
Discontinued operations	$—		$—
Diluted net earnings per share	$0.17		$0.23
Weighted average number of shares outstanding:
Basic	264		262
Diluted	267		268

(1)
Results from continuing operations for the first quarter ended June 18, 2016 include net charges and costs of $8 before tax ($6 after tax, or $0.02 per diluted share), comprised of costs related to the potential Save-A-Lot separation of $3 before tax ($3 after tax, or $0.01 per diluted share), offset by a sales and use tax refund of $2 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and unamortized financing cost charges of $5 before tax ($3 after tax, or $0.01 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.00 per diluted share) within Interest expense, net.

Results from continuing operations for the first quarter ended June 20, 2015 included costs related to the potential Save-A-Lot separation of $3 before tax ($2 after tax, or $0.00 per diluted share) within Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	First Quarter Ended
	June 18, 2016 (16 weeks)	June 20, 2015 (16 weeks)
Net sales
Wholesale	$2,275	$2,462
% of total	43.8%	45.6%
Save-A-Lot	1,432	1,408
% of total	27.6%	26.0%
Retail	1,431	1,473
% of total	27.5%	27.2%
Corporate	58	64
% of total	1.1%	1.2%
Total net sales	$5,196	$5,407
	100.0%	100.0%
Operating earnings
Wholesale	$64	$77
% of Wholesale sales	2.8%	3.1%
Save-A-Lot	39	51
% of Save-A-Lot sales	2.7%	3.6%
Retail	8	33
% of Retail sales	0.6%	2.2%
Corporate(1)	22	(3)
Total operating earnings	133	158
% of total net sales	2.6%	2.9%
Interest expense, net(2)	60	59
Equity in earnings of unconsolidated affiliates	(1)	(2)
Earnings from continuing operations before income taxes	74	101
Income tax provision	27	38
Net earnings from continuing operations	47	63
Income from discontinued operations, net of tax	—	1
Net earnings including noncontrolling interests	47	64
Less net earnings attributable to noncontrolling interests	(1)	(3)
Net earnings attributable to SUPERVALU INC.	$46	$61

LIFO charge
Wholesale	$1	$1
Retail	1	2
Total LIFO charge	$2	$3
Depreciation and amortization
Wholesale	$16	$14
Save-A-Lot	23	21
Retail	46	47
Corporate	1	1
Total depreciation and amortization	$86	$83

(1)
Corporate operating earnings for the first quarter ended June 18, 2016 include costs related to the potential Save-A-Lot separation of $3, offset by a sales and use tax refund of $2. Corporate operating loss for the first quarter ended June 20, 2015 included costs related to the potential Save-A-Lot separation of $3.

(2)	Interest expense, net for the first quarter ended June 18, 2016 includes unamortized financing cost charges of $5 and debt refinancing costs of $2.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value data)

	June 18, 2016	February 27, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$59	$57
Receivables, net	466	451
Inventories, net	1,078	1,036
Other current assets	88	91
Total current assets	1,691	1,635
Property, plant and equipment, net	1,458	1,481
Goodwill	868	867
Intangible assets, net	52	55
Deferred tax assets	202	228
Other assets	102	104
Total assets	$4,373	$4,370
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,136	$1,118
Accrued vacation, compensation and benefits	182	182
Current maturities of long-term debt and capital lease obligations	25	124
Other current liabilities	145	148
Total current liabilities	1,488	1,572
Long-term debt	2,257	2,197
Long-term capital lease obligations	203	203
Pension and other postretirement benefit obligations	560	578
Long-term tax liabilities	82	81
Other long-term liabilities	166	172
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 266 and 266 shares issued, respectively	3	3
Capital in excess of par value	2,806	2,808
Treasury stock, at cost, 1 and 1 shares, respectively	(5)	(5)
Accumulated other comprehensive loss	(416)	(422)
Accumulated deficit	(2,779)	(2,825)
Total SUPERVALU INC. stockholders’ deficit	(391)	(441)
Noncontrolling interests	8	8
Total stockholders’ deficit	(383)	(433)
Total liabilities and stockholders’ deficit	$4,373	$4,370

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	First Quarter Ended
	June 18, 2016 (16 weeks)	June 20, 2015 (16 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$47	$64
Income from discontinued operations, net of tax	—	1
Net earnings from continuing operations	47	63
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Asset impairment and other charges	1	—
Loss on debt extinguishment	7	—
Net gain on sale of assets and exits of surplus leases	(1)	—
Depreciation and amortization	86	83
LIFO charge	2	3
Deferred income taxes	16	(14)
Stock-based compensation	4	7
Net pension and other postretirement benefits (income) expense	(7)	11
Contributions to pension and other postretirement benefit plans	(1)	(37)
Other adjustments	4	9
Changes in operating assets and liabilities, net of effects from business acquisitions	(37)	(14)
Net cash provided by operating activities – continuing operations	121	111
Net cash provided by operating activities – discontinued operations	—	1
Net cash provided by operating activities	121	112
Cash flows from investing activities
Proceeds from sale of assets	1	1
Purchases of property, plant and equipment	(59)	(49)
Payments for business acquisitions	(3)	(1)
Other	—	(21)
Net cash used in investing activities	(61)	(70)
Cash flows from financing activities
Proceeds from issuance of debt	58	—
Proceeds from sale of common stock	—	2
Payments of debt and capital lease obligations	(109)	(17)
Payments for debt financing costs	(5)	(1)
Distributions to noncontrolling interests	(2)	(3)
Other	—	—
Net cash used in financing activities	(58)	(19)
Net increase in cash and cash equivalents	2	23
Cash and cash equivalents at beginning of period	57	114
Cash and cash equivalents at the end of period	$59	$137
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$20	$17
Capital lease asset additions	$7	$—
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$54	$62
Income taxes paid, net	$3	$4

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 27, 2016.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	First Quarter Ended June 18, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$74	$47	$0.17
Adjustments:
Unamortized financing cost charges	5	3	0.01
Costs related to the potential Save-A-Lot separation	3	3	0.01
Debt refinancing costs	2	1	—
Sales and use tax refund	(2)	(1)	—
Continuing operations after adjustments	$82	$53	$0.19

Table 2
	First Quarter Ended June 20, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$101	$63	$0.23
Adjustments:
Costs related to the potential Save-A-Lot separation	3	2	—
Continuing operations after adjustments	$104	$65	$0.23

RECONCILIATIONS OF NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

Table 3
	First Quarter Ended
(In millions)	June 18, 2016 (16 weeks)	June 20, 2015 (16 weeks)
Net earnings from continuing operations	$47	$63
Less net earnings attributable to noncontrolling interests	(1)	(3)
Income tax provision	27	38
Interest expense, net	60	59
Depreciation and amortization	86	83
LIFO charge	2	3
Costs related to the potential separation of Save-A-Lot	3	3
Sales and use tax refund	(2)	—
Adjusted EBITDA	$222	$246

RECONCILIATION OF NET EARNINGS FROM CONTINUING OPERATIONS TO TOTAL AND SEGMENT OPERATING EARNINGS, TO SUPPLEMENTALLY PROVIDED TOTAL AND SEGMENT ADJUSTED EBITDA

Table 4
	First Quarter Ended
(In millions)	June 18, 2016 (16 weeks)	June 20, 2015 (16 weeks)
Results of operations, as reported:
Net earnings from continuing operations	$47	$63
Income tax provision	27	38
Equity in earnings of unconsolidated affiliates	(1)	(2)
Interest expense, net	60	59
Total operating earnings	$133	$158
Reconciliation of segment operating earnings, as reported:
Wholesale operating earnings	$64	$77
Save-A-Lot operating earnings	39	51
Retail operating earnings	8	33
Corporate operating earnings (loss)	22	(3)
Total operating earnings	$133	$158
Reconciliation of segment operating earnings, as reported, to segment Adjusted EBITDA:
Wholesale operating earnings, as reported	$64	$77
Adjustments:
Wholesale depreciation and amortization	16	14
LIFO charge	1	1
Wholesale adjusted EBITDA(1)	$81	$92

Save-A-Lot operating earnings, as reported	$39	$51
Adjustments:
Save-A-Lot depreciation and amortization	23	21
Save-A-Lot adjusted EBITDA(1)	$62	$72

Retail operating earnings, as reported	$8	$33
Adjustments:
Retail depreciation and amortization	46	47
LIFO charge	1	2
Equity in earnings of unconsolidated affiliates	1	2
Net earnings attributable to noncontrolling interests	(1)	(3)
Retail adjusted EBITDA(1)	$55	$81

Corporate operating earnings (loss), as reported	$22	$(3)
Adjustments:
Costs related to the potential Save-A-Lot separation	3	3
Sales and use tax refund	(2)	—
Corporate operating earnings (loss), as adjusted	23	—
Corporate depreciation and amortization	1	1
Corporate adjusted EBITDA(1)	$24	$1
Total adjusted EBITDA(1)	$222	$246

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com